UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  May 19, 2011

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders

            The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2011, Plug Power Inc. (the “Company”) filed a Second Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”).  The Amendment effected a one-for-ten (1 for 10) reverse stock split of the Company’s outstanding common stock, par value $0.01 per share.  The reverse stock split became effective at 5:00 pm Eastern Time on May 19, 2011.

At the Company’s annual meeting of stockholders held on May 12, 2011, the stockholders approved the Amendment and authorized the Company’s Board of Directors, acting in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock in a ratio within a range of 1:4 to 1:20, inclusive.  The Company’s Board of Directors determined that it is in the best interests of the Company to effect a one-for-ten reverse stock split, primarily to increase the per share trading price of the Company’s common stock above $1.00 in order to maintain the Company’s listing on the Nasdaq Capital Market and to help make the stock more attractive to institutional investors.  As a result of the reverse stock split, each ten (10) outstanding shares of pre-split common stock were automatically combined into one (1) share of post-split common stock.  No fractional shares will be issued.  The Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable at prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share.  After the transfer agent’s completion of such sale, such stockholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.  The Company’s stockholders will receive instructions from the transfer agent regarding the exchange of outstanding pre-split stock certificates for post-split shares of common stock.  Proportional adjustments will be made to the Company’s outstanding stock options and other equity awards and to the Company’s equity compensation plans to reflect the reverse stock split.

The Company expects that trading of the Company’s common stock on the Nasdaq Capital Market on a split-adjusted basis will begin at the opening of trading on May 20, 2011.  The Company’s common stock will trade on the Nasdaq Capital Market under the symbol “PLUG” with the letter “D” appended to the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred, after which time it will revert to trading under the symbol “PLUG.”

After giving effect to the reverse stock split, as of May 19, 2011, there were 13,292,384 shares of our common stock outstanding (subject to reduction to account for the cash out of fractional shares) and no shares of preferred stock outstanding.  After giving effect to the reverse stock split, there were 1,480,606 shares of common stock issuable upon the exercise of stock options and the vesting of restricted stock awards, in each case outstanding as of May 19, 2011 (subject to increase to account for the rounding up of fractional shares).

The following table sets forth, as of the dates and for the periods indicated and retroactively adjusted for the reverse stock split, the number of shares of our common stock issued, the number of shares of our common stock held in treasury, our basic and diluted loss per share and the weighted average number of shares outstanding.

	As of or for the quarter ended 3/31/11	As of or for the quarter ended 3/31/10	As of or for the year ended 12/31/10	As of or for the year ended 12/31/09	As of or for the year ended 12/31/08
Shares of common stock issued	13,443,403	13,280,019	13,369,924	13,059,124	12,816,400
Shares of common stock held in treasury	164,936	180,062	180,449	98,620	40,211
Basic and diluted loss per share	($0.55)	($0.81)	($3.58)	($3.15)	($13.62)
Weighted average shares of common stock outstanding	13,225,095	13,044,057	13,123,162	12,911,066	8,938,348

The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  On May 19, 2011, the Company issued a press release announcing the reverse stock split.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  For further information related to the reverse stock split, please refer to the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on April 11, 2011.

Item 9.01.  Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Title
3.1 99.1	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. Press release, dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: May 19, 2011	By: /s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

EXHIBIT INDEX

Exhibit Number	Title
3.1 99.1	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. Press release, dated May 19, 2011